Exhibit 10.1

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), by and between Proficient Auto Logistics, Inc., a Delaware corporation (the “Company”) and Richard O’Dell, an individual (“Executive”), is dated as of August 14, 2025. Executive and the Company are each referred to as a “Party” and collectively, as the “Parties.”

WHEREAS, the Company and Executive have entered into an Executive Employment Agreement, dated as of April 26, 2024 and effective as of May 13, 2024 (the “Original Agreement”) pursuant to which Executive is employed by the Company as its Chief Executive Officer.

WHEREAS,  in connection with the Company’s initial public offering (the “IPO”), Executive was awarded, effective May 13, 2024, restricted stock units pursuant to the Company’s 2024 Long-Term Incentive Plan.

WHEREAS, pursuant to the Original Agreement, the vesting of any unvested RSUs at the time of Executive’s retirement (as defined in the applicable award agreement) on or after the second anniversary of the completion of the IPO, subject to Executive’s continued employment through such date, would accelerate.

WHEREAS, the applicable award agreement, through an oversight, failed to include the parties understanding of the definition of “retirement” which the Company and Executive now seek to correct through this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

1. Amendment. The second sentence of Section 4(b) of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“One-third of the shares/units will vest immediately upon the completion of the IPO and the remaining two-thirds of the shares/units will vest equally on each of the first, second, third, fourth, and fifth anniversaries of the completion of the IPO, subject to Executive’s continued employment through each vesting date or Employee’s termination by the Company without Cause or termination by the Company for Good Reason as set forth in Section 5(c), and which shall be subject to the terms and conditions set forth in the Company’s LTIP and award/grant agreements thereunder; provided, however, that vesting will accelerate in the event of Executive’s Qualifying Retirement on or after the second anniversary of the completion of the IPO, subject to Executive’s continued employment through such date. A “Qualifying Retirement” means a termination of Executive’s employment after (1) Executive having given at least ninety (90) days’ notice to the Board (unless waived by the Board) of his intended termination and (2) the Compensation Committee of the Board having made a determination that treating such termination as a Qualifying Retirement is in the best interests of the Company and its stockholders taking into account, among other things, (i) whether a successor  Chief Executive Officer of the Company has agreed to assume that position prior to or on the date of Executive’s termination of employment; (ii) whether Executive has provided reasonable assistance in the transition of his duties and responsibilities to such successor; and (iii) whether Executive has executed and not revoked a waiver and general release of claims, if requested by the Company, at the time of his termination of employment. ”

2. Amendment to Original Agreement. This Amendment constitutes an amendment to the terms of the Original Agreement, which is incorporated herein by reference. Except as modified above, the Original Agreement is hereby reaffirmed and all of its terms and conditions remains in full force and effect. In the event of any conflict or inconsistency between the terms of the Original Agreement and this Amendment, the terms of this Amendment shall govern and control.

3. Miscellaneous. This Letter Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which taken together will constitute one and the same instrument. The execution of this Letter Agreement may be by actual, portable document format (.pdf) or facsimile signature. Electronic copies of this Agreement shall have the same force and effect as the original.

IN WITNESS WHEREOF, Executive has hereunto set his hand, and the Company has caused these presents to be executed in their names and on their behalf, as of the date above first written.

THE COMPANY:

PROFICIENT AUTO LOGISTICS, INC.

By:	/s/ Brad Wright
Brad Wright
Chief Financial Officer

EXECUTIVE:

/s/ Richard O’Dell
Richard O’Dell

[Signature page to Amendment to Executive Employment Agreement]